UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OK		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2014, Devon Energy Corporation (“Devon”) announced that its President and Chief Executive Officer, John Richels, will retire effective July 31, 2015. At its meeting on December 3, 2014, the Board of Directors of Devon (the “Board”) elected Mr. Richels as its Vice Chairman. The Board expects Mr. Richels to continue to serve on the Board following his retirement as an employee of Devon.

The Board expects to appoint David A. Hager, age 58, as its President and Chief Executive Officer effective immediately upon Mr. Richels’ retirement. Mr. Hager currently serves as Chief Operating Officer of Devon. Mr. Hager joined Devon in March 2009 as Executive Vice President Exploration and Production and served in that position until his appointment as Chief Operating Officer in June 2013. From 2007 until his appointment as Executive Vice President Exploration and Production, Mr. Hager served as a member of the Board of Directors of Devon.

A press release announcing, among other things, Mr. Richels’ retirement and Mr. Hager’s appointment has been filed as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Devon Energy Corporation dated December 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President Corporate Governance and
Secretary

Date: December 8, 2014